EXHIBIT 1.1

10,954,570 Shares of

TransDigm Group Incorporated

Common Stock, par value $0.01 per share

UNDERWRITING AGREEMENT

March     , 2006

Credit Suisse Securities (USA) LLC
Lehman Brothers Inc.
Goldman, Sachs & Co.
Banc of America Securities LLC
UBS Securities LLC

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629

and

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, N.Y. 10019

As Representatives of the Several Underwriters (the “Representatives”)

Dear Sirs:

                1.  Introductory.  The stockholders whose names are set forth on Schedule A attached hereto (collectively, the “Selling Stockholders”) propose severally and not jointly to sell to the several underwriters whose names are set forth on Schedule B attached hereto (collectively, the “Underwriters”) an aggregate of 10,954,570 outstanding shares (“Firm Securities”) of the common stock, par value $0.01 per share (the “Securities”), of TransDigm Group Incorporated (formerly TD Holding Corporation), a Delaware corporation (the “Company”), with each Selling Stockholder selling the number of Firm Securities set forth opposite such Selling Stockholder’s name in Schedule A attached hereto.  The entities and individuals whose names are set forth on Schedule C attached hereto (collectively, the “Over-Allotment Stockholders” and, together with the Selling Stockholders, the “Participating Stockholders”) propose severally and not jointly to sell to the Underwriters, at the option of the Underwriters, not more than an aggregate of 1,643,186 additional shares of the Securities to cover over-allotments, if any, as provided in Section 3 hereof (the “Optional Securities”), with each Over-Allotment Stockholder selling the number of Optional Securities set forth opposite such Over-Allotment Stockholder’s name in Schedule C attached hereto.  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. As part of the offering contemplated by this Agreement, Lehman Brothers Inc. (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this letter agreement (this “Agreement”), up to 547,729 shares, for sale to certain of the Company’s employees (collectively, “Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. The Company and the Participating Stockholders severally (and not jointly) hereby agree with the several Underwriters as follows:

                2.  Representations and Warranties of the Company and the Participating Stockholders.  (a)  The Company represents and warrants to, and agrees with, the several Underwriters that:

                                                        (i)  A registration statement on Form S-1, as amended (No. 333-130483), relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the “Commission”) and either (A) has been declared effective under the Securities Act of 1933, as amended (the “Act”), and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (A) an additional registration statement (the “additional registration statement”) relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement.  If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). For the purposes of this Agreement, “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including the contents of the Initial Registration Statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to

Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement”.  The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.  “Registration Statement” without reference to a time means the Registration Statement as of its Effective Time.  “Registration Statement” as of any time means the Initial Registration Statement and any Additional Registration Statement in the form then filed with the Commission, including any amendment thereto and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified.  For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A.  “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any prospectus deemed to be a part thereof that has not been superseded or modified.  For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means [__]:00 [a/p]m (Eastern time) on the date of this Agreement.

                                                        (ii)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms in all material respects, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in the last sentence of Section 8(c) hereof.

                                                        (iii)  (A) At the time of filing the Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary thereof in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

                                                        (iv)  As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, if any, and the Statutory Prospectus all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

                                                        (v)  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies CSS as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (A) the Company has promptly notified or will promptly notify CSS and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

                                                       (vi)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

                                                        (vii)  Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, defects and encumbrances, except for liens, defects and encumbrances on the capital stock of the subsidiaries (direct and indirect) of the Company granted in favor of the lenders under or related to that certain Amended and Restated Credit Agreement, dated as of April 1, 2004, among TransDigm Inc., TransDigm Holding Company, the lenders named therein and Credit Suisse First Boston, as administrative agent and collateral agent thereunder (as the same has been amended, supplemented or modified from time to time, the “Credit Agreement”).

                                                        (viii)  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; and, upon the closing of the transactions contemplated by this Agreement, the stockholders of the Company shall have no preemptive rights with respect to the Securities.

                                                        (ix)   No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company in connection with the consummation of the transactions contemplated by this Agreement, including the sale of the Offered Securities by the Participating Stockholders, except such as have been obtained and made under the Act and such consents, approvals, authorizations, orders or filings as have been obtained or may be required under state securities or blue sky laws or where the failure to obtain or make any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise materially and adversely effect the ability of the Company to consummate the transactions contemplated by this Agreement.

       (x)   There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, other than the Registration Rights Agreement, dated as of July 22, 2003, by and among the Company, Warburg Pincus Private Equity VIII, L.P. (“Warburg Pincus”), the other institutional investors whose names are set forth on Schedule I thereto and the employees of certain subsidiaries of the Company whose names are set forth on Schedule II thereto.

                                                        (xi) The execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated and the sale of the Offered Securities by the Participating Stockholders will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any statute, rule or regulation governing transactions of the type herein contemplated or any order applicable to the Company or any subsidiary thereof of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any such subsidiary or any of their properties, (2) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject or (3) the charter or by-laws of the Company or any such subsidiary, except in the case of clauses (1) and (2), for breaches, violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

                                                        (xii)   This Agreement has been duly authorized, executed and delivered by the Company.

                                                        (xiii)   Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all material real properties and all other material properties and material assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and its subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                                                        (xiv) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                                        (xv) No labor dispute with the employees of the Company or any subsidiary thereof exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                                        (xvi) The Company and its subsidiaries own, possess (including by license or other agreement) or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any written notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                                        (xvii) Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, there are no pending investigations which might lead to such a claim.

                                                  (xviii) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

                                                        (xix) The financial statements included in each Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; and the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein.

                                                        (xx) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                                        (xxi) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

                                                        (xxii)  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities.

                                                        (xxiii)  None of the Directed Shares distributed in connection with the Directed Share Program will be offered or sold outside the United States.

                                                        (xxiv) The Company has not offered, or caused the Underwriters to offer, any Firm Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (1) a customer or supplier of the Company or any subsidiary thereof to alter the customer’s or supplier’s level or type of business with the Company or any such subsidiary or (2) a trade journalist or publication to write or publish favorable information about the Company, its subsidiaries or their respective products.

(b)  Each Participating Stockholder severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters, as to itself only that:

                                                        (i)    Such Participating Stockholder on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Participating Stockholder on such Closing Date (after giving effect, if applicable to such Participating Stockholder, to the exercise by such Participating Stockholder of stock options to purchase shares of Common Stock, which shares of Common Stock shall be sold to the Underwriters hereunder), and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered

Securities to be delivered by such Participating Stockholder on such Closing Date in the manner provided herein; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Participating Stockholder on such Closing Date.

(ii)   If applicable to such Participating Stockholder, such Participating Stockholder has, and on each Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into (x) the Custody Agreement (the “Custody Agreement”) signed by such Participating Stockholder and the Custodian (as defined below) relating to the deposit of the Offered Securities to be sold by such Participating Stockholder to the Underwriters in accordance with the terms set forth herein and (y) the Power of Attorney (“Power of Attorney”) appointing David Barr and Kevin Kruse or W. Nicholas Howley and Gregory Rufus, as applicable, as such Participating Stockholder’s attorneys-in-fact (the “Attorneys”, and each, an “Attorney”) to the extent set forth therein and relating to the transactions contemplated hereby.

(iii)  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Participating Stockholder for the consummation by such Participating Stockholder of the transactions contemplated by the Custody Agreement or this Agreement, including the sale of the Offered Securities by such Participating Stockholder as contemplated hereby, except such as have been obtained and made under the Act and such consents, approvals, authorizations, orders or filings as have been obtained or may be required under state securities or blue sky laws or where the failure to obtain or make any of the foregoing would not, individually or in the aggregate, reasonably be excepted to have a material adverse effect on the consummation by such Participating Stockholder of the transactions contemplated by this Agreement.

(iv)  This Agreement has been duly authorized by such Participating Stockholder and, upon the execution and delivery of this Agreement by such Participating Stockholder or one of the Attorneys on behalf of such Participating Stockholder in accordance with the terms of the Power of Attorney, as applicable, this Agreement will have been duly executed and delivered by or on behalf of such Participating Stockholder.

(v)   If applicable to such Participating Stockholder, the Power of Attorney and related Custody Agreement with respect to such Participating Stockholder have been duly authorized, executed and delivered by such Participating Stockholder and, assuming the due authorization, execution and delivery by the other parties thereto, each constitute valid and legally binding obligations of such Participating Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vi)  The execution, delivery and performance by or on behalf of such Participating Stockholder of this Agreement and, if applicable, the Custody Agreement, and the consummation by such Participating Stockholder of the transactions herein and, if applicable, therein contemplated, including the sale of the Offered Securities by such Participating Stockholder, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (x) any statute, rule or regulation governing transactions of the type herein contemplated or any order applicable to such Participating Stockholder of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Participating Stockholder or any of its properties, (y) any agreement or instrument to which such Participating Stockholder is a party or by which such Participating Stockholder is bound or to which any of the properties of such Participating Stockholder is subject, or (z) if applicable to such Participating Stockholder, the charter or by-laws of such Participating Stockholder if such Participating Stockholder is a corporation, the partnership agreement of such Participating Stockholder if such Participating Stockholder is a partnership, or any other constituent documents of such Participating Stockholder that is another form of business entity, except in the case of clauses (x) and (y) for such breaches, violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consummation by such Participating Stockholder of the transactions contemplated by this Agreement.

                                                        (vii) Subject to the terms of the last sentence of this paragraph (vii), if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (x) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (y) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statement therein not misleading; and (z) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, neither the Registration Statement nor the Prospectus includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  Subject to the terms of the last sentence of this paragraph (vii), if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, on the Effective Date of the Initial Registration Statement, neither the Initial Registration Statement nor the Prospectus will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  Notwithstanding anything herein to the contrary, with respect to each Participating Stockholder, the provisions of this paragraph (vii) apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are made in reliance on and in conformity with written information relating to such Participating Stockholder that is furnished to the Company by or on behalf of such Participating Stockholder specifically and expressly for use therein, it being understood and agreed that the only such information contained in the Registration Statement and Prospectus is the information in the Registration Statement and Prospectus under the caption “Principal and Selling Stockholders”.

                                                        (viii)      Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Participating Stockholder and any person that would give rise to a valid claim against such Participating Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Offered Securities.

3.  Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $[____] per share, that number of Firm Securities (rounded up or down, as determined by Credit Suisse Securities (USA) LLC (“CSS”) in its discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto by a fraction, the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto, and the denominator of which is the total number of Firm Securities.

                Certificates in negotiable form for the Firm Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Company, as custodian (the “Custodian”).  Each Selling Stockholder agrees, severally and not jointly, that the shares represented by the certificates held in custody for such Selling Stockholder under the applicable Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Stockholder for such custody are irrevocable to the extent provided in the applicable Custody Agreement, and that the obligations of such Selling Stockholder hereunder shall not be subject to termination by such Selling Stockholder by operation of law, whether by the dissolution or liquidation of such Selling Stockholder, the commencement of any bankruptcy, insolvency or similar proceedings against or otherwise affecting such Selling Stockholder or by the occurrence of any other event.  If any event referred to in the immediately preceding sentence should occur with respect to any Selling Stockholder before the delivery of the Firm Securities to be sold by such Selling Stockholder under this Agreement, certificates for such Firm Securities shall, except as otherwise specifically provided herein, be delivered by the Custodian on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement.

                The Custodian will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank reasonably acceptable to CSS drawn to the order of the Custodian, for the account of each of the Selling Stockholders, at the office of Latham & Watkins LLP (“Latham & Watkins”), 885 Third Avenue, New York, New York 10022, at [____] A.M., New York time, on March [___], 2006, or at such other time not later than seven full business days thereafter as CSS and the Custodian determine, such time being herein referred to as the “First Closing Date”.  The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSS requests and will be made available for checking and packaging at the above office of Latham & Watkins at least 24 hours prior to the First Closing Date.

                In addition, upon written notice (each, an “Over-Allotment Notice”) from CSS given to the Company and Warburg Pincus from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Optional Security equal to the per share purchase price paid for each Firm Security purchased or, if applicable, to be purchased hereunder.  Subject to the satisfaction of applicable closing conditions on the applicable Optional Closing Date (as herein defined), the delivery of an Over-Allotment Notice by CSS shall be irrevocable.  Each Over-Allotment Stockholder agrees, severally and not jointly, to sell to the Underwriters the number of Optional Securities obtained by multiplying the number of Optional Securities specified in the applicable Over-Allotment Notice delivered by CSS hereunder (which in no event shall exceed, with respect to each Over-Allotment Stockholder, the number of Optional Securities set forth opposite the name of such Over-Allotment Stockholder on Schedule C hereto less any Optional Securities previously sold to the Underwriters by such Over-Allotment Stockholder), by a fraction, the numerator of which is the number of Optional Securities set forth opposite the name of such Over-Allotment Stockholder in Schedule C hereto, and the denominator of which is the total number of Optional Securities set forth opposite the names of all Over-Allotment Stockholders on said Schedule C hereto (subject to adjustment by CSS to eliminate fractions).  Such Optional Securities shall be purchased from each Over-Allotment Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name on Schedule B hereto bears to the total number of Firm Securities purchased by the Underwriters hereunder (subject to adjustment by CSS to eliminate fractions), and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless all of the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSS to the Company and Warburg Pincus.

                Certificates in negotiable form for the Optional Securities to be sold by the Over-Allotment Stockholders hereunder (other than the Optional Securities to be sold by Warburg Pincus, W. Nicholas Howley and Gregory Rufus (collectively, the “Excluded Over-Allotment Stockholders”)) have been placed (or will be placed) in custody, for delivery under this Agreement, under Custody Agreements made with the Custodian.  If applicable to such Over-Allotment Stockholder, such Over-Allotment Stockholder agrees, severally and not jointly, that the shares represented by the certificates held in custody (or to be held in custody) for such Over-Allotment Stockholder under the applicable Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Over-Allotment Stockholder for such custody are irrevocable to the extent provided in the applicable Custody Agreement, and that the obligations of such Over-Allotment Stockholder hereunder shall not be subject to termination by such Over-Allotment Stockholder by operation of law, whether, as applicable, by the dissolution or liquidation of such Over-Allotment Stockholder, the commencement of any bankruptcy, insolvency or similar proceedings against or otherwise affecting such Over-Allotment Stockholder or by the occurrence of any other event.  If any event referred to in the immediately preceding sentence should occur with respect to any Over-Allotment Stockholder before the delivery of the Optional Securities to be sold by such Over-Allotment Stockholder under this Agreement, certificates for such Optional Securities shall, except as otherwise specifically provided herein, be delivered by the Custodian on behalf of such Over-Allotment Stockholder in accordance with the terms and conditions of this Agreement.

                Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by CSS but shall not be later than five full business days after the applicable Over-Allotment Notice is given.  On each Optional Closing Date, the Custodian or, in the case of Optional Securities being sold on such Optional Closing Date by an Excluded Over-Allotment Stockholder, such Excluded Over-Allotment Stockholder, will deliver the Optional Securities to be sold on such Optional Closing Date to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank reasonably acceptable to CSS drawn to the order of the Custodian, for the account of the applicable Over-Allotment Stockholder or the Excluded Over-Allotment Stockholder, as applicable, at the above office of Latham & Watkins at [____] A.M., New York time, on such Optional Closing Date.  The certificates for the Optional Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSS requests and will be made available for checking and packaging at the above office of Latham & Watkins at least 24 hours prior to the applicable Optional Closing Date.

                4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

                5.  Certain Agreements of the Company and the Participating Stockholders. (a) The Company agrees with the several Underwriters and the Participating Stockholders that:

                                                        (i)    The Company has filed or will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b)(1) (or, if applicable and consented to by CSS, subparagraph (4)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement.  The Company has complied and will comply with Rule 433 of the Act with respect to each Issuer Free Writing Prospectus.

                                                        (ii)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSS, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.  The Company will advise CSS promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSS.

                                                        (iii)  The Company will advise CSS promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or any Statutory Prospectus and will not effect such amendment or supplementation without CSS ‘s consent, which consent shall not be unreasonably withheld or delayed; and the Company will also advise CSS promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or any Statutory Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its commercially reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                                                        (iv)  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSS of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither CSS’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

                                                        (v)  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

                                                        (vi)  The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed), excluding exhibits, each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSS may reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as reasonably available. The Company will pay the reasonable expenses of printing and distributing to the Underwriters all such documents.

(vii)   The Company will use its commercially reasonable efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSS may reasonably designate and will use its commercially reasonable efforts to continue such qualifications in effect so long as required for the distribution, which period shall in no event extend for more than one year from the later of the effective date of the Registration Statement and any Registration Statement filed pursuant to Rule 462(b); provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified as of the date hereof or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject as of the date hereof.

                                                        (viii)   The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSS reasonably designates in accordance with the terms set forth herein and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

                                                        (ix)  For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act (other than a registration statement or registration statements on Form S-8 to register shares of Securities that are issuable upon exercise of stock options granted under the stock option or incentive plans referred to in clause (1) immediately below) relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSS, except (1) grants of stock options pursuant to the terms of the TD Holding Corporation Third Amended and Restated 2003 Stock Option Plan as in effect on the date hereof, or any other stock option plan of the Company approved by the Board of Directors of the Company prior to the First Closing Date in the form and on such terms as described in the Prospectus under the heading 2006 Stock Incentive Plan, (2) issuances of shares of its Securities pursuant to the exercise of such options or the exercise of any other stock options outstanding on the date hereof, including, without limitation, upon exercise of options outstanding as of the date hereof by any Over-Allotment Stockholder in connection with the consummation of the transactions contemplated hereby, (3) if applicable, issuances of shares of Securities pursuant to the Company’s dividend reinvestment plan and (4) in connection with the acquisition of assets or securities of another business or entity, provided that the recipients of such shares of Securities agree to be bound by the provisions of this Section 5(a)(ix).  The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date of the Prospectus or such earlier date that CSS consents to in writing; provided, however, that if (x) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (y) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the initial Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless CSS waives, in writing, such extension.  The Company will provide CSS with notice of any announcement described in clause (y) of the preceding sentence that gives rise to an extension of the initial Lock-Up Period.

                                                        (x) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

                                                        (xi) The Company will pay all reasonable fees and reasonable disbursements of counsel, if any (not to exceed one primary counsel and, if applicable, one local counsel for all Underwriters), incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(b)  Each Participating Stockholder severally, and not jointly, agrees with the several Underwriters and the Company, as to itself only that:

        (i) Such Participating Stockholder will pay all expenses incident to the performance of the obligations of such Participating Stockholder under this Agreement, including any stamp duties and stock transfer taxes, if any, payable upon the sale of the Offered Securities by such Participating Stockholder to the Underwriters and the fees and disbursements of counsel to such Participating Stockholder.

        (ii)   Except in connection with the consummation of the transactions contemplated hereby, and subject to the terms set forth in the last sentence of this paragraph (ii), each Participating Stockholder whose name is set forth on Schedule D hereto (each, an “Included Stockholder”) agrees during the Lock-Up Period not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSS.  The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date of the Prospectus or such earlier date that CSS consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the initial Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless CSS waives, in writing, such extension.  Notwithstanding the foregoing, during the Lock-Up Period, an Included Stockholder may (x) transfer Securities to a family member, trust or controlled affiliate; provided that the transferee agrees to be bound in writing by the terms set forth in this Section 5(b)(ii) or (y) transfer any or all of the Securities owned by it immediately following the consummation of the transactions contemplated by this Agreement to TD Group Holdings, LLC, an investment vehicle controlled by Warburg Pincus.

(c)    Each Participating Stockholder hereby waives any registration rights that it may have in connection with the offering contemplated by this Agreement, and also agrees that, without the prior written consent of CSS, such Participating Stockholder will not exercise any registration rights it may have until the expiration of the Lock-Up Period.

                        6.  Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of CSS, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and CSS, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and CSS is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing the same with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Participating Stockholders herein on the date hereof and on the First Closing Date and each Optional Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Participating Stockholders of their obligations hereunder and to the following additional conditions precedent:

                                                        (a)  The Representatives shall have received a letter, dated as of the date of this Agreement, of Deloitte & Touche USA LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that: in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations.

                                                        (b) The Representatives shall have also received a letter, dated as of the date of this Agreement, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                                                                (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                                                                 (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

                                                                (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                                                                                (A) the unaudited financial statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and

Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with GAAP;

                                                                                                (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                                                                                (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales, or net operating income, or the total or per share amounts of consolidated net income, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which are described in such letter; and

                                                                (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                                                For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the Initial Registration Statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, “Registration Statements” shall mean the Initial Registration Statement and the Additional Registration Statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) “Prospectus” shall mean the prospectus included in the Registration Statements.

                                                                (c)  If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSS. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSS.  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Participating Stockholders, the Company or the Representatives, shall be contemplated by the Commission.

                                                                (d)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters, including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii)  any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Underwriters, including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters, including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                                                                (e)  The Representatives shall have received an opinion, dated such Closing Date, of Willkie Farr & Gallagher LLP or Baker & Hostetler LLP, as applicable, counsel for the Company, substantially to the effect that:

                                                                                (i)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions, if any, listed on a schedule to such opinion;

                                                                                              (ii) Each subsidiary of the Company listed on Schedule E hereto has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each such subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions listed on a schedule to such opinion; all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each such subsidiary owned by the Company, directly or through subsidiaries, is, to the knowledge of such counsel, owned free from liens, defects and encumbrances, except for liens, defects and encumbrances on the capital stock of the subsidiaries (direct and indirect) of the Company granted in favor of the lenders under or related to the Credit Agreement;

                                                                                (iii)  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; and, upon the closing of the transactions contemplated by this Agreement, the stockholders of the Company will have no preemptive rights with respect to the Securities;

                                                                                (iv)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such consents, approvals, authorizations, orders or filings as have been obtained or may be required under state securities or blue sky laws or where the failure to obtain or make any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                                                                                (v)  The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions herein contemplated and the sale of the Offered Securities by the Participating Stockholders will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any federal or New York statute, any rule, regulation or order known to such counsel to be customarily applicable to transactions of the type contemplated by this Agreement or, to such counsel’s knowledge, any order, judgment or decree specifically naming the Company or any of its subsidiaries of any governmental agency or body having jurisdiction over the Company or any such subsidiary or any of their properties, (2) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject and which is listed on Schedule F hereto or (3) the charter or by-laws of the Company or any such subsidiary, except in the case of clauses (1) and (2), for breaches, violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby;

                                                                                (vi)  The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the

Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations, and such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus which are not described as required;

                                                                                (vii) Such counsel have no reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such counsel have no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package, as of the Applicable Time and as of such Closing Date, when considered together with the documents attached to this Agreement contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements, related schedules and other financial and accounting information contained in the Registration Statements or the Prospectus; and

                                                                                (viii)  This Agreement has been duly authorized, executed and delivered by the Company.

                                                                (f)  The Representatives shall have received an opinion, dated each applicable Closing Date, of counsel for each of the Participating Stockholders whose names are set forth on Schedule G hereto (provided that such Participating Stockholder is selling Securities to the Underwriters hereunder on such Closing Date), substantially to the effect that:

                                                                                (i)   Upon the Underwriters’ acquiring possession of stock certificates representing the Securities to be sold by such Participating Stockholder endorsed to the Underwriters and paying the purchase price therefor pursuant to this Agreement, the Underwriters (assuming that no such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code) to such Securities) will acquire such Participating Stockholder’s interest in such Securities (including, without limitation, all rights that such Participating Stockholder had or has the power to transfer in such Securities) free and clear of any adverse claim (within the meaning of Section 8-102 of the Uniform Commercial Code);

                                                                                (ii)  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Participating Stockholder for the consummation of the transactions contemplated by the applicable Custody Agreement and this Agreement in connection with the sale of the Offered Securities by such Participating Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities or blue sky laws;

                                                                                (iii)  The execution, delivery and performance of the applicable Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule or regulation known to such counsel to be customarily applicable to transactions of the type contemplated by this Agreement or (B) to the knowledge of such Participating Stockholder’s counsel, any order of any governmental agency or body or any court having jurisdiction over such Participating Stockholder or any of its properties;

                                                                                (iv)  The Power of Attorney and related Custody Agreement with respect to such Participating Stockholder have been duly authorized, executed and delivered by such Participating Stockholder and constitute valid and legally binding obligations of such Participating Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

                                                                                (v)  This Agreement has been duly authorized, executed and delivered by or on behalf of such Participating Stockholder.

                                                                (g)  The Representatives shall have received from Latham & Watkins, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Participating Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                                                                (h)  The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer, the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

                                                                (i)  The Representatives shall have received a letter, dated such Closing Date, from (1) Deloitte & Touche USA LLP, which meets the requirements of subsection (a) of this Section and (2) Ernst & Young LLP, which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsections will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

                                                                (j)  On or prior to the date of this Agreement, the Representatives shall have received a lockup letter, containing terms and conditions substantially similar to the terms and conditions set forth in 5(b)(ii), from TD Group Holdings, LLC, each member of TD Group Holdings, LLC that holds in excess of 5% of the membership interests therein, each member of the Board of Directors of the Company and each executive officer of the Company to the extent such person is not a party hereto.

The Participating Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  CSS may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

                8.  Indemnification and Contribution.  (a)  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

                The Company agrees to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

                (b)  The Participating Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Participating Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided further, that each Participating Stockholder will be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance on and in conformity with written information relating to such Participating Stockholder that is furnished to the Company by such Participating Stockholder specifically and expressly for use therein, it being understood and agreed that the only such information contained in the Registration Statement and Prospectus is the information in the Registration Statement and Prospectus under the caption “Principal and Selling Stockholders”; provided further, that the liability of a Participating Stockholder pursuant to this subsection (b) shall not exceed the aggregate proceeds received after underwriting commissions and discounts, but before expenses, from the sale of Offered Securities by such Participating Stockholder pursuant to this Agreement (with respect to each Participating Stockholder, such amount being referred to herein as such Participating Stockholder’s “Net Proceeds”).

                (c)  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Participating Stockholder, its partners, members, directors, officers and affiliates and each person, if any, who controls any such Participating Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or such Participating Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Participating Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting” and the information contained in the tenth, eleventh, seventeenth and eighteenth paragraphs under the caption “Underwriting”.

(d)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (including through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel approved by such indemnified party, which approval shall not be unreasonably withheld (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.  No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, unless such indemnifying party has failed, upon request by the indemnified party pursuant to this Section 8, to reimburse the indemnified party for legal expenses due pursuant to this Section 8 within thirty days of such request.

                (e)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Participating Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Participating Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Participating Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Participating Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Participating Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  Notwithstanding the provisions of this subsection (e), the Participating Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their respective Net Proceeds and not joint, and in no event shall the liability of any Participating Stockholder pursuant to this subsection (e) exceed the Net Proceeds of such Participating Stockholder.

                (f)  The obligations of the Company and the Participating Stockholdersunder this Section shall be in addition to any liability which the Company and the Participating Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement, to each Participating Stockholder, to the partners, members, directors, officers and affiliates of each Participating Stockholder and to each person, if any, who controls the Company or such Participating Stockholder within the meaning of the Act.

                9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSS may make arrangements satisfactory to the Company and the Participating Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSS, the Company and the Participating Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Participating Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Participating Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Participating Stockholders, the Company or any of their respective representatives, officers, directors, members, partners or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Participating Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Participating Stockholders and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

                11.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  Transactions Advisory

Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at TransDigm Group Incorporated, The Tower at Erieview, 1301 E. 9th Street, Suite 3710, Cleveland, Ohio 44114, Attention: Gregory Rufus, Chief Financial Officer, or, if sent to any Participating Stockholder, will be mailed, delivered or telegraphed and confirmed to it at, in the case of Bratenahl Investments, Ltd. and any Participating Stockholder that is a natural person, c/o TransDigm Group Incorporated, The Tower at Erieview, 1301 E. 9th Street, Suite 3710, Cleveland, Ohio, 44114, Attention: Gregory Rufus, Chief Financial Officer, or in the case of any Participating Stockholder that is not a natural person (other than Bratenahl Investments, Ltd.), c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, N.Y. 10017, Attention: Kewsong Lee; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

                12.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, partners, members, affiliates and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

                13.  Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSS will be binding upon all the Underwriters.

                14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                15.  Absence of Fiduciary Relationship.  The Company and the Participating Stockholders acknowledge and agree that:

(a)   The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Participating Stockholders, on the one hand, and the Representatives on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company or any Participating Stockholder on other matters;

(b)   the price of the securities set forth in this Agreement was established by the Participating Stockholders following discussions and arms-length negotiations with the Representatives, and the Company and the Participating Stockholders are capable of evaluating and understanding and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)   the Company and the Participating Stockholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Participating Stockholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Participating Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d)   the Company and the Participating Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Participating Stockholders in respect of such a fiduciary duty claim or to any person asserting such a fiduciary duty claim on behalf of or in right of the Company or any such Participating Stockholder, including stockholders, employees or creditors thereof.

                16.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

                The Company, the Participating Stockholders and the Underwriters hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[The remainder of this page is intentionally left blank.]

                If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company and Warburg Pincus one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Participating Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

TRANSDIGM GROUP INCORPORATED

By:
Name: W. Nicholas Howley
Title: Chairman and Chief Executive Officer

SELLING STOCKHOLDERS:

By:
Name:
Title: Attorney-in-Fact, acting on behalf of each of the Selling Stockholders named on Schedule A hereto

OVER-ALLOTMENT STOCKHOLDERS:

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By: Warburg Pincus Partners LLC, General Partner
By: Warburg Pincus & Co., Managing Member

By:
Name:
Title:

OVER-ALLOTMENT STOCKHOLDERS: (CONT’D)

W. Nicholas Howley

Gregory Rufus

Bratenahl Investments, Ltd.

By:
Name: W. Nicholas Howley
Title:

By:
Name: Gregory Rufus
Title: Attorney-in-Fact, acting on behalf of each of the Over-Allotment Stockholders named on Schedule C hereto other than the Over-Allotment Stockholders who have signed above

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC
Lehman Brothers Inc.
Goldman, Sachs & Co.
Banc of America Securities LLC
UBS Investment Bank

Acting on behalf of themselves and as the Representatives of the several Underwriters:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

LEHMAN BROTHERS INC.

By:
Name:
Title:

SCHEDULE A

SELLING STOCKHOLDERS

Selling Stockholder	Number of Firm Securities to be Sold

AlpInvest Partners CS Investments 2003 C.V.	1,595,033

AlpInvest Partners Later Stage Co-Investments Custodian II C.V.	178,998

SSB Capital Partners (Master Fund) I, L.P.	1,773,956

CTD Investments LLC	443,564

Banc of America Capital Investors, L.P.	3,548,063

ML TD Holdings, LLC	1,530,071

New York State Retirement Co-Investment Fund, L.P.	886,978

Teachers Insurance and Annuity Association of America	997,907

Total	10,954,570

SCHEDULE B

UNDERWRITERS

Underwriter	Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased, in the event of the Underwriters’ Election to Purchase such Optional Securities
Credit Suisse Securities (USA) LLC

Lehman Brothers Inc.

Goldman, Sachs & Co.

Banc of America Securities LLC

UBS Securities LLC

Total

SCHEDULE C

OVER-ALLOTMENT STOCKHOLDERS

Over-Allotment Stockholder	Number of Optional Securities to be Sold

Warburg Pincus Private Equity VIII, L.P.	821,594

W. Nicholas Howley	341,577

Bratenahl Investments, Ltd.	68,032

Gregory Rufus	29,813

Raymond F. Laubenthal	80,537

James Riley	17,615

Rose DiFranco	10,865

James Skulina	20,000

Roger Jones	4,000

Robert S, Henderson	64,203

Peter Palmer	6,569

John F. Leary	21,072

Kevin McHenry	12,749

Joel Reiss	8,384

Vicki Saugstad	4,939

Thomas Sievers	5,945

W. Todd Littleton	19,868

Jeffrey Faulkenberry	4,042

Bernie Iversen	32,277

James Liddle	3,630

Albert J. Rodriguez	55,598

Douglas W. Peacock	9,877

Total	1,643,186

SCHEDULE D

LIST OF INCLUDED STOCKHOLDERS

AlpInvest Partners CS Investments 2003 C.V.

AlpInvest Partners Later Stage Co-Investments Custodian II C.V.

SSB Capital Partners (Master Fund) I, L.P.

CTD Investments LLC

Banc of America Capital Investors, L.P.

ML TD Holdings, LLC

New York State Retirement Co-Investment Fund, L.P.

Teachers Insurance and Annuity Association of America

Warburg Pincus Private Equity VIII, L.P.

W. Nicholas Howley

Bratenahl Investments, Ltd.

Gregory Rufus

Raymond F. Laubenthal

James Riley

Robert S. Henderson

John F. Leary

W. Todd Littleton

Albert J. Rodriguez

Douglas Peacock

SCHEDULE E

LIST OF CERTAIN SUBSIDIARIES

Name of Subsidiary	State or Jurisdiction of Incorporation

TransDigm Holding Company	Delaware

TransDigm Inc.	Delaware

MarathonNorco Aerospace, Inc.	Delaware

ZMP, Inc.	California

Adams Rite Aerospace, Inc.	California

Champion Aerospace Inc.	Delaware

Christie Electric Corp.	California

TD Finance Corporation	Delaware

Avionic Instruments, Inc.	Delaware

Skurka Aerospace Inc.	Delaware

SCHEDULE F

LIST OF CERTAIN AGREEMENTS

1.                  Indenture, dated as of July 22, 2003, among TransDigm Inc. (as the successor by merger to TD Funding Corporation), TransDigm Holding Company (as the successor by merger to TD Acquisition Corporation), the Guarantors named therein, and The Bank of New York, as trustee.

2.                  First Supplemental Indenture, dated as of October 9, 2003, to Indenture, dated as of July 22, 2003, by and among TransDigm Inc., TransDigm Holding Company, the Guarantors named therein, and The Bank of New York, as trustee.

3.                  Second Supplemental Indenture, dated as of February 10, 2005, to Indenture, dated as of July 22, 2003, by and among TransDigm Inc., TransDigm Holding Company, the Guarantors named therein, and The Bank of New York, as trustee.

4.                  Third Supplemental Indenture, dated as of May 24, 2005, to Indenture, dated as of July 22, 2003, by and among TransDigm Inc., TransDigm Holding Company, the Guarantors named therein, and The Bank of New York, as trustee.

5.                  Fourth Supplemental Indenture, dated as of September 30, 2005, to Indenture, dated as of July 22, 2003, by and among TransDigm Inc., TransDigm Holding Company, the Guarantors named therein, and The Bank of New York, as trustee.

6.                  Stockholders’ Agreement, dated as of July 22, 2003, by and among TD Holding Corporation, Warburg Pincus Private Equity VIII, L.P., the other institutional investors whose names and addresses are set forth on Schedule I thereto and the employees of TransDigm Inc. and certain of its subsidiaries whose names and addresses are set forth on Schedule II thereto.

7.                  Management Stockholders’ Agreement, dated as of July 22, 2003, by and among TD Holding Corporation, Warburg Pincus Private Equity VIII, L.P. and the employees of TransDigm Inc. and certain of its subsidiaries whose names and addresses are set forth on Schedule I thereto.

8.                  Registration Rights Agreement, dated as of July 22, 2003, among the institutional investors whose names and addresses are set forth on Schedule I thereto, the employees of TransDigm Inc. and certain of its subsidiaries whose names and addresses are set forth on Schedule II thereto and TD Holding Corporation.

9.                  Amendment Agreement, dated as of April 1, 2004, among TransDigm Holding Company, TransDigm Inc., the lenders as defined therein and Credit Suisse First Boston, as administrative agent and collateral agent.

10.            Amended and Restated Credit Agreement, dated as of April 1, 2004, among TransDigm Holding Company, TransDigm Inc., the lenders as defined therein and Credit Suisse First Boston, as administrative agent and collateral agent.

11.            Amendment No. 1, dated as of November 10, 2005, to the Amended and Restated Credit Agreement, dated as of April 1, 2004, among TransDigm Inc., TransDigm Holding Company, the lenders from time to time party thereto and Credit Suisse (formerly known as Credit Suisse First Boston), as administrative agent and as collateral agent.

12.            Guarantee and Collateral Agreement, dated as of July 22, 2003, among TransDigm Holding Company (as the successor by merger to TD Acquisition Corporation), TransDigm Inc. (as the successor by merger to TD Funding Corporation), the Subsidiaries Guarantors (as defined therein) and Credit Suisse First Boston, as collateral agent.

13.            Supplement No. 1, dated as of October 9, 2003, to the Guarantee and Collateral Agreement, dated as of July 22, 2003, among TransDigm Inc., TransDigm Holding Company, the Subsidiary Guarantors (as defined therein) and Credit Suisse First Boston, as collateral agent.

14.            Supplement No. 2, dated as of February 10, 2005, to the Guarantee and Collateral Agreement, dated as of July 22, 2003, among TransDigm Inc., TransDigm Holding Company, the Subsidiary Guarantors (as defined therein) and Credit Suisse First Boston, as collateral agent.

15.            Supplement No. 3, dated as of May 24, 2005, to the Guarantee and Collateral Agreement, dated as of July 22, 2003, among TransDigm Inc., TransDigm Holding Company, the Subsidiary Guarantors (as defined therein) and Credit Suisse First Boston, as collateral agent.

16.            Tax Sharing Agreement, dated as of July 22, 2003, by and among TD Holding Corporation, TransDigm Holding Company, TransDigm Inc. and such direct and indirect subsidiaries of TD Holding Corporation that are listed on Exhibit A thereto.

17.            Standard Industrial/Commercial Single-Tenant Lease — Net, dated as of December 31, 2004, between VHEM, LLC, d/b/a H&M Properties, and Skurka Aerospace Inc.

18.            Guaranty of Lease, dated as of December 31, 2004, by TransDigm Inc. in favor of VHEM, LLC, d/b/a H&M Properties.

SCHEDULE G

LIST OF CERTAIN PARTICIPATING STOCKHOLDERS

SSB Capital Partners (Master Fund) I, L.P.

CTD Investments LLC

Banc of America Capital Investors, L.P.

ML TD Holdings, LLC

New York State Retirement Co-Investment Fund, L.P.

Teachers Insurance and Annuity Association of America

Warburg Pincus Private Equity VIII, L.P.

W. Nicholas Howley

Bratenahl Investments, Ltd.